UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2008
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-113140	75-3158926
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

287 Carrizo Canyon Road		88340
Mescalero, New Mexico		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a) On April 2, 2008, Brian Parrish elected to resign from his position as Chief Operating Officer and Management Board member of the Inn of the Mountain Gods Resort and Casino (the “Company”), effective April 30, 2008. Mr. Parrish was a Disclosure Committee member, a position from which he also resigned. Mr. Parrish will serve as a consultant to the Company for the period of May 1, 2008 through June 30, 2008. Such consulting services will be on an as needed basis. Mr. Parrish will receive severance payments in accordance with Section 3.3 of his Employment Agreement, which has been filed as Exhibit 10.1 on Form 10-Q with the Securities and Exchange Commission on March 14, 2008.
     The Company believes Mr. Parrish’s resignation was a result of philosophical differences with respect to the current and future operations of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: April 8, 2008	By:	/s/ Pamela Gallegos
Pamela Gallegos
Interim Chief Financial Officer